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                                                                Exhibit 10(f)(1)

                             OGLEBAY NORTON COMPANY
                            LONG-TERM INCENTIVE PLAN
                            -------------------------

                             Prospectus Supplement

       This Stock Option Agreement constitutes part of the Prospectus covering securities registered under the Securities Act of 1933, as amended, and issuable pursuant to the above-named plan of the Company.

                            -------------------------


                     THE SECURITIES OFFERED HEREBY ARE NOT
                SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS
                  OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT
              INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY

                            -------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                    ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.




       NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES COVERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            -------------------------

        The date of this Prospectus Supplement is October 29, 1997

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Dear _____:

       Under the terms of the Oglebay Norton Company Long-Term Incentive Plan ("the Plan"), the Committee for the Plan has granted to you as of October 29, 1997 an Option to purchase an aggregate of _______ shares of common stock of Oglebay Norton Company (the "Company"), having a par value of $1.00 per share (the "Common Stock"), at an option price of $30 5/8 per share, upon the terms and conditions set forth in the Plan and in this Agreement. Except as discussed below under "Share Adjustments", the exercise price of an Option is not subject to adjustment.

       The Plan provides that shares of the Company's Common Stock issued upon exercise of Options may be either authorized but unissued Common Stock of the Company or treasury shares. A copy of the full Plan is available for your review through the Corporate Secretary's office. All correspondence to the Committee should be directed to Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114, Attention: Paul V. Gorman, Jr., Assistant Vice President -- Human Resources (telephone 216-861-2872).

Section 1. General Information

       The shares of the Company's Common Stock covered by this Prospectus are issuable pursuant to Options granted under the Plan.

       A summary of the material provisions of the Plan and the Options granted thereunder is set forth below, but this summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is available for inspection at the principal office of the Company or will be mailed to any participant within 30 days after written request therefor.

Section 2. Purposes of the Plan

       The Plan provides for the granting of Options to purchase shares of the Company's Common Stock to certain key employees of the Company. The Options granted under the Plan and described herein are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

       The purpose of the Plan is to promote the interests of the stockholders by furthering the long-term performance of the Company and to enable the Company to be competitive in encouraging key employees who perform services of special importance to the management, operation and the development of the business of the Company or its subsidiaries, to remain in its service, to attract others to it, and to provide such employees an additional incentive to contribute to the prosperity of the Company and its stockholders.

Section 3. Eligibility

       Key employees of the Company and its subsidiaries, including officers, whether or not Directors, are eligible to participate in the Plan. Directors who are not regular employees are not eligible to participate in the Plan. Participation in the Plan will be limited to those key employees of the Company selected by the Committee.

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       Nothing contained in the Plan or in any document related to the Plan shall confer upon any optionee any right to continue in the employ of the Company or any subsidiary of the Company or limit the Company or any subsidiary of the Company to terminate the optionee's employment at any time and for any reason.

Section 4. Exercise of Option

        The Option shall be exercisable on or before the expiration date of October 29, 2007 as to the percentage of shares indicated on the following dates:

                                                            Percent of Shares
                                                               Purchasable
                                                               -----------

        Prior to October 29, 1998                                  None
        On October 29, 1998 to October 28, 1999                     25%
        On October 29, 1999 to October 28, 2000                     50%
        On October 29, 2000 to October 28, 2001                     75%
        On or after October 29, 2001                               100%

less the number of shares, if any, previously purchased under the Option.

       The Option may be exercised as to all or any of the shares that can then be purchased by submitting a letter to the Secretary of the Company stating the number of shares you are electing to purchase at that time, and enclosing your payment of the option price in full, either (a) in cash (including checks, bank drafts, or money orders), (b) by delivering common stock of the Company owned of record by you or by sale of shares acquired in the exercise of the option, or
(c) by a combination of (a) and (b). As soon as practicable after payment of the option price, a certificate or certificates representing the purchased shares will be issued.

       Pursuant to the terms of the Plan, the Committee may, upon notice of exercise, elect to cash out all or part of the portion of the Option to be exercised and pay you an amount equal to the excess of the fair market value of the Company's shares over the option price (the "Spread Value"). The payment of the Spread Value may be made, at the Committee's discretion, in cash or shares of the Company's common stock.

Section 5. Non-Assignability

       The Option is personal to you and is not transferable except as otherwise provided in Section 8.

Section 6. Retirement

       If your employment with the Company or a subsidiary company terminates during the term of the Option by reason of your retirement from active employment pursuant to which you are entitled to receive a normal, early, or shutdown retirement pension under the Oglebay Norton Company Pension Plan for Salaried Employees, the Option shall become immediately exercisable in full and may be exercised at any time within two years of date of retirement, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

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Section 7. Disability

       If your employment with the Company or a subsidiary company terminates during the term of the Option by reason of a disability covered under the Oglebay Norton Company Long-Term Disability Insurance Plan, the Option shall become immediately exercisable in full, and may be exercised at any time within one year of your termination of employment, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 8. Death

       In the event of your death during the term of the Option, the Option shall become immediately exercisable in full and may be exercised by your executor or administrator at any time within one year of the date of your death, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 9. Other Termination

       If your employment with the Company or a subsidiary company terminates during the term of the Option for any reason other than death, retirement, or disability referred to in Sections 6, 7, and 8, the Option shall thereupon terminate, unless you are involuntarily terminated by the Company without Cause, as defined in the Plan. In the case of your involuntary termination of employment without Cause, the Option shall be limited to the number of shares as to which it could have been exercised pursuant to Section 4 at the time your employment ends and shall terminate as to the remaining shares. The Option may then be exercised as to the limited number of shares at any time within ninety days of your involuntary termination of employment without Cause, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 10. Share Adjustments

       The number and kind of shares subject to the Option and, if appropriate, the purchase price per share, shall be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the nature of the shares of the Company as determined by the Board of Directors or the Committee.

Section 11. Notices

       All notices hereunder to the Company shall be delivered personally or mailed to its corporate offices, attention: Secretary, at its headquarters location, 1100 Superior Avenue, Cleveland, Ohio 44114, and all notices hereunder to you shall be delivered personally or mailed to you. Such addresses may be changed at any time by advance notice of such change to the Company or to you, as the case may be.

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       This Option Letter, when accepted by you, will constitute an Agreement between you and the Company as of October 29, 1997, which shall bind and inure to the benefit of our respective executors, administrators, successors and assigns.

                                                Very truly yours,


                                                OGLEBAY NORTON COMPANY


                                                By /s/ R. Thomas Green, Jr.
                                                  ---------------------------
                                                  R. Thomas Green, Jr.
                                                  Chairman of the Board,
                                                  President, and Chief
                                                  Executive Officer

                                                  On behalf of the Committee



ACCEPTED

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   11/19/97              (Date)
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          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 29, 1997.

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